Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TravelCenters of America Inc. of our reports dated February 26, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TravelCenters of America Inc., appearing in the Annual Report on Form 10-K of TravelCenters of America Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Cleveland, Ohio

June 10, 2021